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                                                                   EXHIBIT 10.15

                              AMENDMENT TO THE ESCO
                 ELECTRONICS CORPORATION 1999 STOCK OPTION PLAN

         WHEREAS, ESCO Technologies Inc. (formerly ESCO Electronics Corporation) ("Company") adopted the ESCO Electronics Corporation 1999 Stock Option Plan ("Plan"); and

         WHEREAS, the Company retained the right to amend the Plan pursuant to
Section 16 thereof; and

         WHEREAS, the Company desires to amend the Plan:

         NOW, THEREFORE, effective as of August 7, 2003 the Plan is amended as follows:

         1. The following sentence is added at the end of Section 3:

The Committee may delegate to the Chief Executive Officer the authority to grant stock options of up to 5,000 shares of stock each (and 50,000 per fiscal year in the aggregate) to employees who are not reporting persons under Section 16 of the Securities Exchange Act of 1934 or covered employees (as defined in section 162(m) of the Internal Revenue Code).

         2. The third sentence of Section 6 is amended to read as follows:

The purchase price is to be paid in full upon the exercise of the stock option, either (i) in cash, (ii) in the discretion of the Committee, by the tender to the Company of shares of the Common Stock of the Company, owned by the optionee, having a fair market value equal to the cash exercise price of the option being exercised, with the fair market value of such stock to be determined in such appropriate manner as may be provided for by the Committee or as may be required in order to comply with, or to conform to the requirements of, any applicable laws or regulations, or (iii) in the discretion of the Committee, by any combination of the payment methods specified in clauses (i) and (ii); hereof; provided that, no shares of Common Stock may be tendered in exercise of an Incentive Stock Option if such shares were acquired by the optionee through the exercise of an Incentive Stock Option unless (i) such shares have been held by the optionee for at least one year and (ii) at least two years have elapsed since such prior Incentive Stock Option was granted.

         3. The following sentence is added after the first sentence of Section
9:

The Committee may delegate to such employee or employees as it deems appropriate its authority to extend an option beyond termination of employment, so long as the optionees whose options have been extended are not reporting persons under
Section 16 of the Securities Exchange Act of 1934 or covered employees (as defined in section 162(m) of the Internal Revenue Code).

         IN WITNESS WHEREOF, the foregoing amendment was adopted on the 7th day of August, 2003.